Exhibit 99.1

CornerWorld (CWRL) Announces Combination with Ogenix

DALLAS, TX – (posted via www.Cornerworld.com – 11/05/14) – CornerWorld Corporation (OTC.QB: CWRL), announced today that it has signed a letter of intent (the “LOI”) to merge its interests with Ft. Lauderdale, Florida based Neogenix LLC, DBA Ogenix (“Ogenix”).

Ogenix provides devices that use patent protected technology positioned to change the standard of care in chronic wound healing both in the US as well as internationally.

Scott Beck, CornerWorld’s Chief Executive Officer, noted, “This is the culmination of several years of efforts by CornerWorld and its management team to focus on technologies of the future.  We have identified the perfect partner in Ogenix to further focus the Company’s efforts on technological innovation, this time, in the booming medical field of critical wound care.”

About CornerWorld Corporation

CornerWorld Corporation’s operating divisions include two competitive local exchange carriers (“CLEC’s”) as well as a digital marketing company, among other assets. More information is available to investors with respect to CornerWorld’s CLEC’s as well as its other assets, including its marketing division, at www.cornerworld.com.

CornerWorld’s Trading Symbols

CornerWorld trades Over-The-Counter as OTC: CWRL.QB CornerWorld has also been referenced in financial syndication as CWRL.OB.

About Ogenix

Ogenix’ flagship product,  EPIFLO, is an FDA-cleared, 3 ounce, 24/7 oxygen therapy device which effectively treats many chronic wounds, such as diabetic foot ulcers, venous stasis ulcers, pressure sores, bed sores (decubitus), surgical wounds and burns.

EPIFLO delivers oxygen directly to a wound, promoting wound healing in a safe and effective manner. Unlike Negative Pressure Wound Therapy and Hyperbaric chambers, Ogenix’ chronic wound patients do not have to endure dozens of treatment visits, each lasting upwards of 90 minutes, nor tolerate being tethered to a vacuum pump. EPIFLO is small enough to fit inside a pocket and goes wherever its patients want to go. EPIFLO works around the clock.

CornerWorld Forward-Looking Statements

The statements in this news release relating to matters that are not current or historical facts are forward-looking statements. Such forward-looking statements are based on current plans, estimates and expectations. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. CornerWorld’s actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. CornerWorld undertakes no obligation to publicly update or revise any forward-looking statement.

Contact:

V. Chase McCrea, III

214-556-6208